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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934
                              RIVIERA TOOL COMPANY
             (Exact name of registrant as specified in its charter)

            MICHIGAN                                     38-2828870
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                          5460 EXECUTIVE PARKWAY, S.E.
                          GRAND RAPIDS, MICHIGAN 49512
                    (Address of principal executive offices)


      Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

         Common Stock                            American Stock Exchange
         ------------                            -----------------------



         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of class)


                                (Title of class)
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Item 1.  Description of  Registrant's Securities to be Registered.

         A description of the Registrant's common stock, together with dividend, voting rights, and classification of the board of directors, is incorporated herein by reference from pages 29 through 31 of Registrant's Form S-1 Registration Statement, Registration No. 333-14187, filed with the Securities and Exchange Commission on October 15, 1996.

Item 2.  Exhibits.

         I. Constituent Instruments--Exhibits 3-A, 3-B, and 9 the Amended and Restated Articles of Incorporation of the Registrant, Bylaws of the Registrant, and Shareholder Agreement and related Stock Option Agreement Between Riviera Holding Company and Motor Wheel Corporation, respectively, of Registrant's Form S-1 Registration Statement, Registration No. 333-14187 filed with the Securities and Exchange Commission on October 15, 1996 are incorporated herein by reference.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           RIVIERA TOOL COMPANY



Date:  January 21, 1997                   By:  /s/ Kenneth K. Rieth
                                               ------------------------
                                          Kenneth K. Rieth, President